Exhibit 99.1

News Release

Abbott Reports First-Quarter 2016 Results

•                 FIRST-QUARTER OPERATIONAL SALES GROWTH OF 5.1 PERCENT; FIRST-QUARTER REPORTED SALES DECLINE OF 0.2 PERCENT

•                 FIRST-QUARTER ADJUSTED EPS FROM CONTINUING OPERATIONS OF $0.41, ABOVE PREVIOUS GUIDANCE RANGE; GAAP EPS FROM CONTINUING OPERATIONS OF $0.04

•                 RAISES FULL-YEAR 2016 ADJUSTED EPS GUIDANCE RANGE FOR CONTINUING OPERATIONS TO $2.14 TO $2.24; PROJECTED FULL-YEAR 2016 GAAP EPS FOR CONTINUING OPERATIONS OF $1.36 TO $1.46

•                 ALL FOUR BUSINESS SEGMENTS MET OR EXCEEDED OPERATIONAL SALES GROWTH EXPECTATIONS

ABBOTT PARK, Ill., April 20, 2016 — Abbott today announced financial results for the first quarter ended March 31, 2016.

•                  Adjusted diluted EPS from continuing operations, which excludes specified items, was $0.41 in the first quarter, above Abbott’s previous guidance range. Reported diluted EPS from continuing operations under GAAP was $0.04 in the first quarter.

•                  First-quarter worldwide sales of $4.9 billion increased 5.1 percent on an operational basis and decreased 0.2 percent on a reported basis.

•                  Abbott is raising its full-year 2016 adjusted EPS guidance range for continuing operations to $2.14 to $2.24 from $2.10 to $2.20. Projected full-year 2016 EPS for continuing operations under GAAP is $1.36 to $1.46.

•                  Abbott’s recent innovations and product launches contributed to sales growth in the first quarter.  Select recently launched products include ElevaTM in the premium segment of the Chinese infant formula market; Abbott’s portfolio of infant and toddler non-GMO nutrition products in the U.S.; MitraClip®, Abbott’s structural heart product for the treatment of mitral regurgitation; Freestyle® Libre in Europe; Supera® peripheral stent in the U.S. for treatment of blockages in the superficial femoral artery; and Abbott’s portfolio of TECNIS® intraocular lenses for the treatment of cataracts.

•                  In the first quarter, Abbott received European approval for use in children and teens of its revolutionary FreeStyle Libre Flash Glucose Monitoring System that eliminates routine finger sticks and finger-stick calibration. In Abbott Vascular, AbsorbTM, Abbott’s fully dissolving vascular stent, earned a positive review from an independent U.S. Food and Drug Administration advisory committee.

“We’re off to a good start to the year and are raising our full-year adjusted EPS guidance range,” said Miles D. White, chairman and chief executive officer, Abbott. “All four of our businesses met or exceeded our growth expectations and underlying demand remains strong.”

FIRST-QUARTER BUSINESS OVERVIEW

Following are sales by business segment and commentary for the first quarter:

Total Company

($ in millions)

				% Change vs. 1Q15
	Sales 1Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total *	1,531	3,354	4,885	1.9	6.6	(1.2)	5.1	(0.2)
Nutrition	719	952	1,671	4.9	3.9	(3.2)	4.3	0.1
Diagnostics	339	779	1,118	3.7	8.2	1.8	6.9	2.3
Established Pharmaceuticals	—	888	888	n/a	11.0	(1.0)	11.0	(1.0)
Medical Devices	466	731	1,197	(3.9)	3.5	(1.3)	0.5	(2.4)

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates.

* Total Abbott Sales from continuing operations include Other Sales of $11 million.

n/a = Not Applicable.

First-quarter 2016 worldwide sales of $4.9 billion increased 5.1 percent on an operational basis and decreased 0.2 percent on a reported basis, including an unfavorable 5.3 percent effect of foreign exchange.

U.S. sales increased 1.9 percent, led by 9.2 percent growth in Point of Care Diagnostics, 7.5 percent growth in Medical Optics, and 4.9 percent growth in Nutrition.

International sales increased 6.6 percent on an operational basis and decreased 1.2 percent on a reported basis in the first quarter. International operational sales growth was led by 11.0 percent growth in Established Pharmaceuticals, 11.0 percent growth in Diabetes Care and 8.2 percent growth in Diagnostics.

Nutrition

($ in millions)

				% Change vs. 1Q15
	Sales 1Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	719	952	1,671	4.9	3.9	(3.2)	4.3	0.1
Pediatric	403	564	967	4.7	4.1	(2.3)	4.4	0.5
Adult	316	388	704	5.2	3.6	(4.6)	4.3	(0.5)

Worldwide Nutrition sales increased 4.3 percent in the first quarter on an operational basis and 0.1 percent on a reported basis, including an unfavorable 4.2 percent effect of foreign exchange.

Worldwide Pediatric Nutrition sales increased 4.4 percent on an operational basis and 0.5 percent on a reported basis in the quarter, including an unfavorable 3.9 percent effect of foreign exchange. In the U.S., above-market sales growth was led by recently launched infant and toddler non-GMO products, including Similac® Advance® Non-GMO and Go & Grow by Similac Non-GMO. International growth was led by market share expansion of Eleva in the premium segment of the Chinese infant formula market, as well as continued strong performance in Russia and across several countries in Latin America.

Worldwide Adult Nutrition sales increased 4.3 percent on an operational basis and decreased 0.5 percent on a reported basis in the quarter, including an unfavorable 4.8 percent effect of foreign exchange. International Adult Nutrition growth was led by continued strong growth of Ensure® and Glucerna® in Latin America and other priority geographies. U.S. Adult Nutrition sales growth of 5.2 percent was led by growth of Ensure in the retail and institutional market segments. During the quarter, Abbott launched Ensure Enlive®, a nutrition drink that helps adults rebuild lost muscle and regain strength and energy.

Diagnostics

($ in millions)

				% Change vs. 1Q15
	Sales 1Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	339	779	1,118	3.7	8.2	1.8	6.9	2.3
Core Laboratory	190	695	885	2.4	8.6	2.1	7.3	2.1
Molecular	47	61	108	(2.1)	3.2	(3.4)	1.0	(2.8)
Point of Care	102	23	125	9.2	9.6	7.2	9.3	8.8

Worldwide Diagnostics sales increased 6.9 percent in the first quarter on an operational basis, driven by continued above-market growth globally, including strong growth in both emerging and developed markets. Sales increased 2.3 percent on a reported basis, including an unfavorable 4.6 percent effect of foreign exchange.

Core Laboratory Diagnostics sales increased 7.3 percent in the quarter on an operational basis and 2.1 percent on a reported basis, including an unfavorable 5.2 percent effect of foreign exchange. Operational sales growth in the quarter was driven by double-digit growth in emerging markets.

Molecular Diagnostics sales increased 1.0 percent in the quarter on an operational basis and decreased 2.8 percent on a reported basis, including an unfavorable 3.8 percent effect of foreign exchange. Strong operational sales growth in Abbott’s infectious disease testing business was offset, as expected, by the planned scale down of its genetics business.

Point of Care Diagnostics sales increased 9.3 percent in the quarter on an operational basis and 8.8 percent on a reported basis, including an unfavorable 0.5 percent effect of foreign exchange. Sales growth was led by continued adoption of Abbott’s i-STAT ® handheld system in the U.S. and international markets.

Established Pharmaceuticals

($ in millions)

				% Change vs. 1Q15
	Sales 1Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	—	888	888	n/a	11.0	(1.0)	11.0	(1.0)
Key Emerging Markets	—	634	634	n/a	11.9	(3.2)	11.9	(3.2)
Other	—	254	254	n/a	8.6	4.9	8.6	4.9

Established Pharmaceuticals sales increased 11.0 percent in the first quarter on an operational basis and decreased 1.0 percent on a reported basis, including an unfavorable 12.0 percent effect of foreign exchange.

Key Emerging Markets include India, Russia, Brazil and China, along with several additional emerging markets that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these key geographies increased 11.9 percent on an operational basis and decreased 3.2 percent on a reported basis, including an unfavorable 15.1 percent effect of foreign exchange.

Operational sales growth in Key Emerging Markets was led by continued double-digit growth in India, which comprises more than 20 percent of Abbott’s Established Pharmaceuticals sales. Sales growth in India was led by double-digit growth across several core therapeutic areas, including women’s health, gastroenterology, and cardio-metabolics. During the quarter, Abbott also achieved above-market growth in China and several countries in Latin America as it continues to expand its presence and portfolio in these key geographies.

Medical Devices

($ in millions)

				% Change vs. 1Q15
	Sales 1Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Operational	Reported	Operational	Reported
Total	466	731	1,197	(3.9)	3.5	(1.3)	0.5	(2.4)
Vascular	289	396	685	1.9	0.2	(4.5)	0.9	(1.9)
Diabetes Care	69	174	243	(31.6)	11.0	4.8	(5.2)	(9.1)
Medical Optics	108	161	269	7.5	4.2	0.5	5.4	3.2

Vascular Product Lines:
Coronary Devices(a)	194	336	530	4.9	(1.1)	(5.6)	0.9	(2.0)
Endovascular(b)	73	60	133	9.5	8.6	2.9	9.0	6.4

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters, and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales increased 0.5 percent in the first quarter on an operational basis and decreased 2.4 percent on a reported basis, including an unfavorable 2.9 percent effect of foreign exchange.

Worldwide sales of Vascular products increased 0.9 percent in the quarter on an operational basis and decreased 1.9 percent on a reported basis, including an unfavorable 2.8 percent effect of foreign exchange. Sales of MitraClip, Abbott’s device for the treatment of mitral regurgitation, increased double-digits globally, as Abbott continues to build the market for this first-in-class device. Growth in Abbott’s Endovascular business was driven by vessel closure products and Supera, Abbott’s peripheral stent for the treatment of blockages in the superficial femoral artery and proximal popliteal artery in the upper leg. In March, Absorb, Abbott’s fully dissolving vascular stent, received a positive review from an independent U.S. FDA advisory committee.

Worldwide Diabetes Care sales decreased 5.2 percent in the quarter on an operational basis and 9.1 percent on a reported basis, including an unfavorable 3.9 percent effect of foreign exchange. Strong international sales growth was driven by continued consumer uptake of FreeStyle Libre, Abbott’s revolutionary Flash Glucose Monitoring System that eliminates routine finger sticks and finger-stick calibration. During the quarter, Abbott received European approval for use of FreeStyle Libre in children and teens. In the U.S., sales were impacted by competitive and market dynamics.

Worldwide Medical Optics sales increased 5.4 percent in the quarter on an operational basis and 3.2 percent on a reported basis, including an unfavorable 2.2 percent effect of foreign exchange.  Operational sales growth was driven by continued market uptake of cataract products in the premium intraocular lens segment, including TECNIS Symfony and TECNIS Toric lenses.

ABBOTT RAISES FULL-YEAR ADJUSTED EARNINGS-PER-SHARE GUIDANCE RANGE

Abbott is raising its full-year 2016 guidance range for earnings per share from continuing operations, excluding specified items, to $2.14 to $2.24 from $2.10 to $2.20.

Abbott forecasts net specified items for the full year 2016 of approximately $0.78 per share. Specified items include intangible amortization expense, the impact of the Venezuelan currency devaluation, and charges associated with cost reduction initiatives and deal and other expenses, partially offset by the favorable resolution of various tax positions from prior years.

Including net specified items, projected earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) would be $1.36 to $1.46 for the full year 2016.

ABBOTT DECLARES 369TH QUARTERLY DIVIDEND

On Feb. 19, 2016, the board of directors of Abbott declared the company’s quarterly dividend of $0.26 per share. Abbott’s cash dividend is payable May 16, 2016, to shareholders of record at the close of business on April 15, 2016. This marks the 369th consecutive quarterly dividend paid by Abbott.

Abbott is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 74,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live first-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available after 11 a.m. Central time.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,’’ to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2015, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, (224) 668-0791

Michael Comilla, (224) 668-1872

Jeffrey Byrne, (224) 668-8808

Abbott Media:

Darcy Ross, (224) 667-3655

Elissa Maurer, (224) 668-3309

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Quarter Ended March 31, 2016 and 2015

(in millions, except per share data)

(unaudited)

	1Q16	1Q15	% Change
Net Sales	$4,885	$4,897	(0.2)

Cost of products sold, excluding amortization expense	2,140	2,081	2.9
Amortization of intangible assets	144	156	(7.5)
Research and development	379	313	21.0
Selling, general, and administrative	1,698	1,737	(2.3)
Total Operating Cost and Expenses	4,361	4,287	1.7

Operating earnings	524	610	(14.1)

Interest expense, net	25	16	58.8
Net foreign exchange (gain) loss	478	(54)	n/m	1)
Other (income) expense, net	19	(5)	n/m
Earnings from Continuing Operations before taxes	2	653	(99.7)

Tax (benefit) expense on Earnings from Continuing Operations	(54)	124	n/m	2)
Earnings from Continuing Operations	56	529	(89.5)	3)

Earnings from Discontinued Operations, net of taxes	244	26	n/m
Gain on Sale of Discontinued Operations, net of taxes	16	1,737	(99.1)
Net Earnings from Discontinued Operations, net of taxes	260	1,763	(85.2)	4)

Net Earnings	$316	$2,292	(86.2)

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$615	$719	(14.5)

Diluted Earnings per Common Share from:
Continuing Operations	$0.04	$0.35	(88.6)
Discontinued Operations	0.17	1.16	(85.3)	4)
Total	$0.21	$1.51	(86.1)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.41	$0.47	(12.8)	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,484	1,516

NOTES:

See tables on page 11 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Net foreign exchange loss includes a loss of $477 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate, which is the Venezuelan government’s official floating exchange rate.

2)             2016 Tax on Earnings from Continuing Operations includes the impact of a net tax benefit of approximately $140 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela.

3)             2016 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $559 million, or $0.37 per share, for intangible amortization expense, the foreign exchange loss related to Venezuela, and other expenses primarily associated with cost reduction initiatives and acquisitions, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $190 million, or $0.12 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and expenses related to acquisitions.

4)             2016 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes reflect the impact of a net tax benefit of $247 million as a result of the resolution of various tax positions from prior years.

2015 Earnings and Diluted Earnings per Common Share from Discontinued Operations reflect the after-tax gain of $1.737 billion on the sale of the developed markets branded generics pharmaceuticals and animal health businesses to Mylan on Feb. 27, 2015 and Zoetis on Feb. 10, 2015, respectively; the first-quarter financial results from these businesses up to the date of sale; and a favorable adjustment to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Quarter Ended March 31, 2016 and 2015

(in millions, except per share data)

(unaudited)

	1Q16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$144	$(144)	—
Gross Margin	2,601	172	$2,773	56.8%
R&D	379	(45)	334	6.8%
SG&A	1,698	(43)	1,655	33.9%
Interest expense, net	25	(12)	13
Net foreign exchange (gain) loss	478	(477)	1
Other (income) expense, net	19	(4)	15
Earnings from Continuing Operations before taxes	2	753	755
Taxes on Earnings from Continuing Operations	(54)	194	140
Net Earnings from Continuing Operations	56	559	615
Diluted Earnings per Share from Continuing Operations	$0.04	$0.37	$0.41

Specified items reflect intangible amortization expense of $144 million, the impact of the foreign exchange loss in Venezuela of $477 million, and other expenses of $132 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a net tax benefit of approximately $140 million as a result of the resolution of various tax positions from prior years.

	1Q15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$156	$(156)	—
Gross Margin	2,660	186	$2,846	58.1%
R&D	313	(1)	312	6.4%
SG&A	1,737	(42)	1,695	34.6%
Other (income) expense, net	(5)	(5)	(10)
Earnings from Continuing Operations before taxes	653	234	887
Taxes on Earnings from Continuing Operations	124	44	168
Net Earnings from Continuing Operations	529	190	719
Diluted Earnings per Share from Continuing Operations	$0.35	$0.12	$0.47

Specified items reflect intangible amortization expense of $156 million and other expenses of $78 million, primarily associated with cost reduction initiatives and acquisitions.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the first-quarter tax rates for continuing operations for 2016 and 2015 is shown below:

	1Q16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2	(54)	n/m	1)
Specified items	753	194
Excluding specified items	$755	$140	18.6%

	1Q15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$653	$124	19.0%
Specified items	234	44
Excluding specified items	$887	$168	19.0%

1)             Reported tax rate on a GAAP basis for 2016 includes the impact of a net tax benefit of approximately $140 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela.